Exhibit 10.5

EXECUTION VERSION

REGISTRATION RIGHTS AGREEMENT

by and among

DIGITAL LANDSCAPE GROUP, INC.,

as the Company,

CENTERBRIDGE PARTNERS REAL ESTATE FUND, L.P.,

CENTERBRIDGE PARTNERS REAL ESTATE FUND SBS, L.P.,

CENTERBRIDGE SPECIAL CREDIT PARTNERS III, L.P.,

as CB Investors,

and

CENTERBRIDGE PARTNERS, L.P.,

As CB Investors’ Representative

Dated as of July 10, 2020

i

REGISTRATION RIGHTS AGREEMENT dated as of July 10, 2020 (this “Agreement”), among:

A.	DIGITAL LANDSCAPE GROUP, INC., a company organized under the laws of the British Virgin Islands (together with successors and permitted assigns, the “Company”);

B.	CENTERBRIDGE PARTNERS REAL ESTATE FUND, L.P., a Delaware limited partnership (“CPREF”);

C.	CENTERBRIDGE PARTNERS REAL ESTATE FUND SBS, L.P., a Delaware limited partnership (“CPREFSBS”);

D.	CENTERBRIDGE SPECIAL CREDIT PARTNERS III, L.P., a Delaware limited partnership (the “CSCPIII”);

E.	CENTERBRIDGE PARTNERS, L.P., in its capacity as agent, proxy and attorney-in-fact for the CB Investors (as defined below) (Centerbridge Partners, L.P. and any successor appointed in accordance with Section 3.15(b), the “CB Investors’ Representative”);

and any Permitted Transferee (as defined below) that executes a joinder to this Agreement pursuant to Section 3.10(b) after the date of this Agreement.

Capitalized terms used in this Agreement without definition shall have the respective meanings specified in Article I.

WHEREAS, the Company and the CB Investors entered into that certain Subscription Agreement, dated as of November 20, 2019, as amended on February 7, 2020 (the “Subscription Agreement”), pursuant to which, among other things, each of the CB Investors subscribed for and agreed to purchase from the Company ordinary shares of no par value of the Company;

WHEREAS, the Company and the CB Investors entered into that certain Letter Agreement, dated February 7, 2020 (the “Letter Agreement”), pursuant to which, among other things, the Company and the CB Investors agreed to negotiate and enter into a registration rights agreement referenced in Section 10 of the Subscription Agreement prior to such time as the Company becomes subject to the requirements of Section 13, 14 or 15(d) of the Exchange Act; and

WHEREAS, the parties hereto desire to enter into this Agreement to establish certain rights, duties and obligations of the CB Investors and the Company;

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto (including each Permitted Transferee who becomes a party to this Agreement from time to time by executing a joinder hereto in accordance with Section 3.10 hereof) hereby acknowledge, covenant and agree with each other as follows:

ARTICLE I

Definitions

Section 1.01. Definitions. (a) As used in this Agreement, the following terms will have the following meanings:

An “Affiliate” of any Person means another Person that directly, or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, such first Person; provided, that (i) the Company and its Subsidiaries shall be deemed not to be Affiliates of any CB Investor for any reason under this Agreement and (ii) the CB Investors and the CB Investors’ Representative shall be deemed not to be an Affiliate of William Rahm. As used in this Agreement, “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities or other interests, by contract or otherwise.

“beneficial owner” or “beneficially own” and words of similar import have the meaning assigned to such terms in Rule 13d-3 under the Exchange Act as in effect on the date of this Agreement and a Person’s beneficial ownership of Equity Securities shall be calculated in accordance with the provisions of such Rule. For purposes of this Agreement, references to beneficial ownership of Equity Securities of the Company shall be deemed to include and constitute beneficial ownership of OpCo Units whether or not such OpCo Units otherwise would represent beneficial ownership of Equity Securities of the Company.

“Block Trade” means an underwritten block sale or other Underwritten Offering of Registrable Securities in connection with which neither the Company nor any of its Representatives is requested to prepare for or participate in any road show or other marketing efforts on behalf of any CB Investor or any Underwriter; provided, that the Company shall make available such of its Representatives and information regarding the Company and its Subsidiaries as is customary for the conduct of due diligence in connection with an underwritten block sale and shall prepare a prospectus or prospectus supplement in connection with an underwritten block sale.

“Board” or “Board of Directors” means the board of directors, or any successor governing body, of the Company.

“Business Day” means any day on which major banks are closed in New York, New York. to time.

“Bylaws” means the Bylaws of the Company, in each case, as in effect from time “CB Investors” means any of CPREF, CPREFSBS, CSCPIII or any of their respective Permitted Transferees.

“Charter” means the Certificate of Incorporation of the Company as in effect from time to time.

“Company Class A Shares” means the shares or Class A common stock, par value $0.0001 per share, of the Company.

“Director” means, as of any time, a member of the Board of Directors as of such time.

“Effective Date” shall mean the date of this Agreement.

“Encumbrance” means any security interest, pledge, mortgage, lien, or other material encumbrance, except for any restrictions arising under any applicable securities Laws.

“Equity Security” of any Person means (i) any common shares or other Voting Securities, (ii) any options, warrants, convertible or exchangeable securities, stock-based performance units or other rights to acquire common shares or other Voting Securities and (iii) any other rights that give the holder thereof any economic interest of a nature accruing to the holders of common shares or other Voting Securities.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and any successor thereto, and the rules and regulations promulgated thereunder.

“Founder Investors” means (i) William Berkman, (ii) Berkman Family Investments, LLC, (iii) Toms Acquisition II LLC, (iv) Imperial Landscape Sponsor LLC, (v) Digital Landscape Partners Holding LLC, (vi) Scott Bruce and (vii) Richard Goldstein.

“Governmental Entity” any transnational, national, federal, state, provincial, local or other government, domestic or foreign, or any court of competent jurisdiction, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, or any national securities exchange, national quotation system or primary stock or quotation system on which securities issued by the Company or any of its Subsidiaries are then listed or quoted.

“Group” means any group of Persons formed for the purpose of acquiring, holding, voting or disposing of Voting Securities of the Company, including groups of Persons that would be required if the Company is subject to Section 13, 14 or 15(d) of the Exchange Act, Section 13(d) of the Exchange Act to file a statement on Schedule 13D with the SEC as a “person” within the meaning of Section 13(d)(3) of the Exchange Act.

“Issuer FWP” has the meaning assigned to “issuer free writing prospectus” in Rule 433 under the Securities Act.

“Law” and “law” means any law, treaty, statute, ordinance, code, rule, regulation, judgment, decree, order, writ, award, injunction, authorization or determination enacted, entered, promulgated, enforced or issued by any Governmental Entity.

“Offering Expenses” means all fees and expenses incident to the Company’s performance of or compliance with the obligations of Article II, including all fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel for any Underwriters in connection with qualification of Registrable Securities under applicable blue sky laws), printing expenses, messenger and delivery expenses of the Company, any registration or filing fees payable under any Federal or state securities or blue sky laws, the fees and expenses incurred in connection with any listing or quoting of the securities to be registered on any national securities exchange or automated quotation system, fees of the Financial

Industry Regulatory Authority, the Company’s internal expenses (including all salaries and expenses of its officers and employees performing legal or accounting duties), fees and disbursements of counsel for the Company, its independent registered certified public accounting firm and any other public accountants who are required to deliver comfort letters (including the expenses required by or incident to such performance), transfer taxes, fees of transfer agents and registrars, costs of insurance and the fees and expenses of other Persons retained by the Company in connection with complying with the obligations of Article II.

“OpCo” means APW OpCo LLC, a Delaware limited liability company. “OpCo Units” means limited liability company interests in OpCo.

“Permitted Transferee” means with respect to each CB Investor, any Person that becomes a party hereto in accordance with Section 3.10(a).

“Person” means any individual, firm, corporation, partnership, limited partnership, company, limited liability company, trust, joint venture, association, Governmental Entity, unincorporated organization, syndicate or other entity, foreign or domestic.

“Principal” means with respect to each CB Investor, William Rahm.

“Registrable Securities” means, at any time, all Voting Securities of the Company held by the CB Investors on February 10, 2020 until the entire amount of such Voting Securities may be sold in a single sale, in the opinion of counsel satisfactory to the Company and the CB Investors’ Representative, without any limitation as to volume under Rule 144; provided that, at time of such determination of counsel, current public information with respect to the Company required by Rule 144(c)(1) is then available.

“Registration Statement” means any registration statement of the Company that covers Registrable Securities pursuant to the provisions of this Agreement, including the prospectus, amendments and supplements to such registration statement, including pre- and post- effective amendments, and all exhibits and all material incorporated by reference in such registration statement.

“Representative” means, with respect to a specified Person, any officer, agent, advisor (including legal counsel, accountants and financial advisors) or employee of such Person or any partner, member or shareholder of such Person or any director, officer, employee, partner, affiliate, member, manager, shareholder, assignee or representative of any of the foregoing.

“Roadshow Offering” means any Demand Offering that is not a Block Trade.

“Rule 144” means Rule 144 under the Securities Act or any similar rule or regulation hereafter adopted by the SEC as a replacement thereto having substantially the same effect as such Rule.

“Rule 415” means Rule 415 under the Securities Act or any similar rule or regulation hereafter adopted by the SEC as a replacement thereto having substantially the same effect as such Rule.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and any successor thereto, and the rules and regulations promulgated thereunder.

A “Strategic Transaction” means (i) a transaction in which a Person or Group acquires, directly or indirectly, (x) 50% or more of the Voting Securities of the Company, other than a transaction pursuant to which holders of Voting Securities of the Company immediately prior to the transaction own, directly or indirectly, 50% or more of the Voting Securities of the Company or any successor, surviving entity or direct or indirect parent of the Company immediately following the transaction or (y) properties or assets constituting 50% or more of the consolidated assets of the Company and its Subsidiaries or (ii) in any case not covered by clause (i), a transaction in which (x) the Company issues Equity Securities of the Company representing 50% or more of its total voting power, including by way of merger or other business combination with the Company or any of its Subsidiaries or (y) the Company engages in a merger or other business combination such that the holders of Voting Securities of the Company immediately prior to the transaction do not own more than 50% of the Voting Securities of the Company or any successor, surviving entity or direct or indirect parent immediately following the transaction.

“Subsidiary” of any Person means another Person (i) in which such first Person’s beneficial ownership of Voting Securities, other voting ownership or voting partnership interests, is in an amount sufficient to elect at least a majority of its board of directors or other governing body (or, if there are no such voting interests, 50% or more of the equity interests of which are beneficially owned directly or indirectly by such first Person) or (ii) which is required to be consolidated with such Person under U.S. generally accepted accounting principles.

“Third Party” means any Person other than the Company, the CB Investors or any of their respective Affiliates.

“Transfer” means, with respect to any security, any sale, assignment, transfer, distribution or other disposition thereof, or other conveyance, creation, incurrence or assumption of a legal or beneficial interest therein, or a participation or Encumbrance therein, or creation of any short position in any such security or any other action or position otherwise reducing risk related to ownership through hedging or other derivative instrument, whether voluntarily or by operation of Law, whether directly or indirectly, whether in a single transaction or a series of related transactions and whether to a single Person or a Group. The terms “Transferred”, “Transferring”, “Transferor”, “Transferee” and “Transferable” have meanings correlative to the foregoing.

“Underwriter” means, with respect to any Underwritten Offering, a securities dealer who purchases any Registrable Securities as a principal in connection with a distribution of such Registrable Securities and not as part of such dealer’s market-making activities.

“Underwritten Offering” means a public offering of securities registered under the Securities Act in which an Underwriter participates in the distribution of such securities.

“Voting Securities” of any Person means securities having the right to vote generally in any election of directors or comparable governing Persons of such Person which, for the avoidance of doubt shall include, as to the Company, the Company Class A Shares. The percentage of Voting Securities of any Person owned by any holder or holders shall equal the percentage represented by the quotient of (i) the aggregate voting power of all Voting Securities of such Person owned by such holder or holders and (ii) the aggregate voting power of all outstanding Voting Securities of such Person.

“WKSI” means a “well known seasoned issuer” as defined under Rule 405 under the Securities Act.

(b) As used in this Agreement, the terms set forth below will have the meanings assigned in the corresponding Section listed below:

Term	Section
Agreement	Preamble
CB Investors’ Representative	Preamble
Company	Preamble
CPREF	Preamble
CPREFSBS	Preamble
Confidential Information	Section 3.13(a)
CSCPIII	Preamble
Deferral Period	Section 2.06(a)
Demand Notice	Section 2.01(b)
Indemnified Person	Section 3.08(a)
Initial Registration Statement	Section 2.01(a)
Inspectors	Section 2.04(a)(I)
Letter Agreement	Recital
Losses	Section 2.08(a)
Piggyback Offering	Section 2.02
Records	Section 2.04(a)(I)
Required Financial Information	Section 2.06(b)
Replacement Registration Statement	Section 2.01(a)
Subscription Agreement	Recital

ARTICLE II

Registration Rights

Section 2.01. Registration. (a) If at any time after the Effective Date the Company is subject to the requirements of Section 13, 14 or 15(d) of the Exchange Act, then the Company shall as promptly as reasonably practicable and in any event no less than 30 days after the Company becomes subject to the requirements of Section 13, 14 or 15(d) of the Exchange Act (the “Filing Date”) prepare and file with the SEC a Registration Statement providing for the offer and sale for cash by the CB Investors of the Registrable Securities not already covered by an effective Registration Statement (giving effect to any amendments thereto) for an offering to be made on a delayed or continuous basis pursuant to Rule 415. The Registration Statement shall be on Form S-3 (except if the Company is not then eligible to register for resale the Registrable Securities on Form S-3, in which case such registration shall be, at the election of the CB Investors’ Representative, on behalf of the CB Investors, on Form S-1 or another appropriate form for such purpose) and, if the Company qualifies as a WKSI, shall be an Automatic Shelf Registration Statement. Thereafter, the Company shall use its commercially reasonable efforts to cause any such Registration Statement to be declared effective or otherwise to become effective under the Securities Act as soon as reasonably practicable, but, in any event, no less than 45 days after filling such Registration Statement with the SEC. The Company shall use its commercially reasonable efforts to keep such Registration Statement continuously effective under the Securities Act until t the Company Class A Shares subject to this Article II cease to be Registrable Securities (the “Effectiveness Period”).

(b) At any time and from time to time on or after the Effective Date and until such time as the CB Investors and any of their Affiliates beneficially own less than fifty percent (50%) of the Company Class A Shares issued to the CB Investors on February 10, 2020, if the Company is subject to the requirements of Section 13, 14 or 15(d) of the Exchange Act, upon the written request (a “Demand Notice”) of the CB Investors’ Representative requesting that the Company effect an Underwritten Offering of Registrable Securities of the CB Investors (a “Demand Offering”), the Company shall use its commercially reasonable efforts to effect no more than one time in any 12-month period, as promptly as reasonably practicable, an Underwritten Offering of such Registrable Securities; provided, however, (x) at the time of the Demand Offering, there shall be an existing and effective Registration Statement pursuant to Section 2.01(a) that covers the Registrable Securities for which a Demand Offering has been requested or the Company shall then be WKSI eligible, (y) with respect to any Registrable Securities, the Company shall be obligated to effect no more than one Roadshow Offering in any 12-month period (provided, that if any such Roadshow Offering is reasonably likely to be completed outside of such 12-month period, the Company’s obligations to effect such Demand Offering shall continue) and (z) the Registrable Securities for which a Demand Offering has been requested will have a value (based on the average closing price per share of Company Class A Shares for the ten trading days preceding the delivery of such Demand Notice) of not less than $35,000,000. Each such Demand Notice will specify the number of Registrable Securities owned by the demanding CB Investors and the number of Registrable Securities proposed to be offered for sale and will also specify the intended method of distribution thereof. Notwithstanding the foregoing, any Demand Offering in which any CB Investor is subject to cutback in accordance with Section 2.03 in excess of twenty- five percent (25%) of the Registrable Securities it requested to register shall not be considered as exercised for purposes of this Section 2.01(b).

(c) In the event of a Demand Offering, the Underwriters (including the lead Underwriter) for such Demand Offering will be a nationally recognized investment bank selected by the CB Investors’ Representative on behalf of the applicable CB Investors with the approval of the Company (which approval shall not be unreasonably withheld).

(d) Notwithstanding anything to the contrary in this Agreement, the CB Investors may not request a Demand Offering during a period commencing upon the date of the public announcement of (or such earlier date that is not more than 30 days prior to such public announcement if the Company has given notice to the CB Investors’ Representative that it so intends to publicly announce) an Underwritten Offering of Company Class A Shares by the Company (for its own account or for any other security holder in each case provided the CB Investors are entitled to participate in such offering pursuant to Section 2.02) and ending upon the earliest to occur of (i) 90 days after the consummation of such Underwritten Offering, (ii) 30 days after the Company has given notice to the CB Investors’ Representative that it intends to publicly announce an Underwritten Offering if no such Underwritten Offering has been publicly announced within such 30-day period, (iii) upon withdrawal of such Underwritten Offering if it has been publicly announced but not commenced or (iv) upon written notice to the CB Investors’ Representative that the Company no longer intends to conduct an Underwritten Offering.

(e) The CB Investors will be permitted to rescind a Demand Notice or request the removal of any Registrable Securities held by them from any Demand Offering at any time (so long as, in the case of a Demand Offering, after such removal it would still constitute a Demand Offering, including with respect to the required value thereof under Section 2.01(b)); provided, however, that, if the CB Investors rescind a Roadshow Offering after commencement of marketing efforts, such Roadshow Offering will nonetheless count as a Roadshow Offering for purposes of determining when future Roadshow Offerings can be requested by the CB Investors pursuant to this Section 2.01, unless the CB Investors reimburse the Company for all Offering Expenses incurred by the Company in connection with such Roadshow Offering (provided, the CB Investors shall not be required to so reimburse the Company for the Company’s out-of-pocket expenses incurred to prepare and file any Registration Statement pursuant to Section 2.01(a) or any amendment thereto necessary to maintain the effectiveness of such Registration Statement or for the Company’s internal expenses (including all salaries and expenses of its officers and employees performing legal or accounting duties)).

Section 2.02. Piggyback Offering. If, at any time after the Effective Date, the Company is subject to the requirements of Section 13, 14 or 15(d) of the Exchange Act and the Company proposes or is required to effect an Underwritten Offering of Equity Securities of the Company for (a) the Company’s own account (other than (i) pursuant to an offering in connection with a merger, acquisition or other business combination, (ii) an offering on Form S-8 (or any substitute or similar form that may be adopted by the SEC) or (iii) an offering of securities solely to the Company’s existing security holders) or (b) the account of any holder of Company Class A Shares (other than the CB Investors) pursuant to a demand offering requested by such holder, then the Company will give written notice of such proposed filing to the CB Investors’ Representative not less than 10 business days prior to filing with the SEC for the applicable offering, and upon the written request, given within 10 business days after delivery of any such notice by the Company, of the CB Investors to include Registrable Securities in such Underwritten Offering (which request shall specify the number of Registrable Securities proposed to be included in such Underwritten Offering), then the Company shall, subject to Section 2.03, include all such Registrable Securities in such Underwritten Offering, on the same terms and conditions as the Company’s or such other holder’s Company Class A Shares (a “Piggyback Offering”); provided, however, that if, at any time after giving written notice of such proposed Underwritten Offering and prior to the effecting of such Underwritten Offering, the Company or such other holder shall determine for any reason not to proceed with the proposed Underwritten Offering of the Company Class A Shares or delay the Underwritten Offering of the Company Class A Shares, then the Company will give written notice of such determination to the CB Investors’ Representative and (i) in the case of a determination not to proceed with the proposed Underwritten Offering of Company Class A Shares, shall be relieved of its obligation to offer any Registrable Securities in connection with such abandoned Underwritten Offering and (ii) in the case of a determination to delay the Underwritten Offering of its Company Class A Shares, shall be permitted to delay the offer of Registrable Securities for the same period as the delay in the offering of such Company Class A

Shares; provided that any delay of more than 30 days shall be deemed to be an abandonment of the applicable Underwritten Offering for purposes of this Section 2.02, and the Company shall be required to issue the CB Investors’ Representative a new notice pursuant to this Section 2.02 and grant the CB Investors a new opportunity to participate in such Underwritten Offering pursuant to this Section 2.02 in the event a determination is made to proceed with such Underwritten Offering. The Company or such other holder will select the lead Underwriter in connection with any offering contemplated by this Section 2.02 and the CB Investors’ right to participate shall be conditioned on each participating CB Investor entering into an underwriting agreement in customary form and acting in accordance with the provisions thereof.

Section 2.03. Reduction of Underwritten Offering. Notwithstanding anything to the contrary in this Agreement, if the lead Underwriter of an Underwritten Offering described in Section 2.01 or 2.02 advises the Company in writing that in its reasonable opinion, the number of Equity Securities of the Company (including any Registrable Securities) that the Company, the CB Investors and any other Persons intend to include in any Underwritten Offering is such that the success of any such offering would be materially and adversely affected, including the price at which the securities can be sold or the number of Equity Securities of the Company that any participant may sell, then the number of Equity Securities of the Company to be included in the Underwritten Offering for the account of the Company, the CB Investors and any other Persons will be reduced pro rata by proposed participation (unless otherwise provided below) in the Underwritten Offering to the extent necessary to reduce the total number of securities to be included in any such Underwritten Offering to the number recommended by such lead Underwriter; provided, however, that (a) priority for inclusion of Equity Securities of the Company in a Demand Offering pursuant to Section 2.01 will be (i) first to be included, the Registrable Securities requested to be included in the Demand Offering for the account of the Founder Investors and the CB Investors, (ii) second to be included, securities to be offered by the Company for its own account, and (iii) third to be included, securities of the Company (pro rata based on then ownership of Voting Securities of the Company) requested to be included for the account of other holders having contractual piggyback registrations rights, so that the total number of securities to be included in any such Demand Offering for the account of all such Persons (including the Founder Investors and the CB Investors) will not exceed the number recommended by such lead Underwriter; (b) priority in the case of an Underwritten Offering initiated by the Company for its own account which gives rise to a Piggyback Offering pursuant to Section 2.02 will be (i) first to be included, securities initially proposed to be offered by the Company for its own account, (ii) second to be included, the Registrable Securities requested to be included in the Piggyback Offering for the account of the Founder Investors and the CB Investors, and (iii) third to be included, securities of the Company (pro rata based on then ownership of Voting Securities of the Company) requested to be included in the Piggyback Offering for the account of other holders having contractual piggyback registrations rights granted after the Effective Date, so that the total number of securities to be included in any such offering for the account of all such Persons (including the Founder Investors and the CB Investors) will not exceed the number recommended by such lead Underwriter; and (c) priority with respect to inclusion of securities in an Underwritten Offering initiated by the Company for the account of holders other than the Founder Investors and the CB Investors pursuant to contractual rights afforded such holders will be (i) first to be included, securities (including Registrable Securities) of the Company (pro rata by proposed participation) requested to be included in the Underwritten Offering for the account of such initiating holders, the Founder Investors and the CB Investors, (ii) second to be included, securities requested to be included in such Underwritten Offering by the Company for its own account, and (iii) third to be included, pro rata among any other securities of the Company requested to be included in such Underwritten Offering for the account of other holders having contractual piggyback registrations rights, so that the total number of securities to be included in any such offering for the account of all such Persons (including the Founder Investors and the CB Investors) will not exceed the number recommended by such lead Underwriter.

Section 2.04. Registration Procedures. (a) Subject to the provisions of Section 2.01 and Section 2.02 hereof, in connection with the registration of the sale of Registrable Securities hereunder, the Company will as promptly as reasonably practicable:

(A) furnish to the CB Investors’ Representative without charge, if requested, prior to the filing of a Registration Statement or any related prospectus or any amendment or supplement thereto, (i) copies of all such documents proposed to be filed (in each case including all exhibits thereto and documents incorporated by reference therein, except to the extent such exhibits or documents are incorporated by reference and currently available electronically on EDGAR or any successor system of the SEC), which documents (other than those incorporated by reference) will be subject to the review and good faith objection and comment of the CB Investors’ Representative prior to filing, (ii) copies of any and all transmittal letters or other correspondence with the SEC relating to such documents (except to the extent such letters or correspondence is currently available electronically via EDGAR or any successor system of the SEC) and (iii) such other documents as the CB Investors’ Representative may reasonably request, in each case in such quantities as the CB Investors’ Representative may reasonably request;

(B) use its commercially reasonable efforts to (i) prepare and file with the SEC such amendments, including post-effective amendments, and supplements to each Registration Statement and the prospectus used in connection with the offer and sale of the Registrable Securities as may be necessary under applicable Law with respect to the disposition of all Registrable Securities covered by such Registration Statement to keep such Registration Statement continuously effective as to the applicable Registrable Securities for the Effectiveness Period, (ii) cause the related prospectus to be amended or supplemented by any required prospectus supplement, and as so supplemented or amended to be filed pursuant to Rule 424 under the Securities Act and (iii) respond as promptly as reasonably practicable to any comments received from the SEC with respect to each Registration Statement or any amendment thereto;

(C) use its commercially reasonable efforts to register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions as the CB Investors’ Representative reasonably request or as may be necessary by virtue of the business and operations of the Company and its Subsidiaries and do any and all other acts and things as may be reasonably necessary or advisable to enable the CB Investors to consummate the disposition of such Registrable Securities in such jurisdictions; provided, however, that neither the Company nor any of its Subsidiaries will be required to (x) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 2.04(a)(C), (y) subject itself to taxation in any such jurisdiction or (z) consent to general service of process in any such jurisdiction;

(D) notify the CB Investors’ Representative at any time when a prospectus relating to Registrable Securities is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in a Registration Statement or the Registration Statement or amendment or supplement relating to such Registrable Securities contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and the Company will promptly prepare and file with the SEC a supplement or amendment to such prospectus and Registration Statement (and comply fully with the applicable provisions of Rules 424, 430A and 430B under the Securities Act in a timely manner) so that, as thereafter delivered to the purchasers of the Registrable Securities, such prospectus and Registration Statement will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(E) advise the Underwriters, if any, and the CB Investors’ Representative promptly and, if requested by such Persons, confirm such advice in writing, of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement under the Securities Act or of the suspension by any state securities commission of the qualification of the Registrable Securities for offering or sale in any jurisdiction, or the initiation of any proceeding for any of the preceding purposes;

(F) use its commercially reasonable efforts to avoid the issuance of, or, if issued, obtain the withdrawal of (i) any order suspending the effectiveness of a Registration Statement, or (ii) any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, as promptly as reasonably practicable;

(G) in connection with a Demand Offering, enter into customary agreements and use commercially reasonable efforts to take such other actions as are reasonably requested by the CB Investors’ Representative in order to expedite or facilitate the disposition of such Registrable Securities in such Demand Offering, including preparing for and participating in a road show and all such other customary selling efforts as the Underwriters, if any, reasonably request in order to expedite or facilitate such disposition;

(H) if requested by the CB Investors’ Representative or the Underwriters, if any, promptly include in any Registration Statement or prospectus, pursuant to a supplement or post-effective amendment if necessary, such information as the CB Investors’ Representative and such Underwriters, if any, may reasonably request to have included therein, including information relating to the “Plan of Distribution” of the Registrable Securities, information with respect to the number of Registrable Securities being sold to such Underwriters, the purchase price being paid therefor and any other terms of the offering of the Registrable Securities to be sold in such offering, and make all required filings of such prospectus supplement or post-effective amendment as soon as practicable after the Company is notified of the matters to be included in such prospectus supplement or post-effective amendment;

(I) make available for inspection by the CB Investors’ Representative, any Underwriter participating in any disposition of such Registrable Securities, and any attorney for the CB Investors or such Underwriter and any accountant or other agent retained by the CB Investors or such Underwriter (collectively, the “Inspectors”), all financial and other records, pertinent corporate documents and properties of the Company and its Subsidiaries (collectively, the “Records”) as will be reasonably necessary to enable them to conduct customary due diligence with respect to the Company and its Subsidiaries and the related Registration Statement and prospectus, and cause the Representatives of the Company and its Subsidiaries to be made available to the Inspectors for such diligence and supply all information reasonably requested by any such Inspector; provided, however, that (x) Records and information obtained hereunder will be used by such Inspector only to conduct such due diligence and (y) Records or information that the Company determines, in good faith, to be confidential will not be disclosed by such Inspector unless (A) the disclosure of such Records or information is necessary to avoid or correct a material misstatement or omission in a Registration Statement or related prospectus, (B) the release of such Records or information is ordered pursuant to a subpoena or other order from a court or governmental authority of competent jurisdiction or (C) necessary for defense in a legal action;

(J) (A) cause the Representatives of the Company and its Subsidiaries to supply all information reasonably requested by the CB Investors’ Representative, or any Underwriter, attorney, accountant or agent in connection with the Registration Statement and (B) provide the CB Investors’ Representative and its counsel with the opportunity to participate in the preparation of such Registration Statement and the related prospectus;

(K) in connection with a Demand Offering, use its commercially reasonable efforts to obtain and deliver to each Underwriter and the CB Investors’ Representative a comfort letter from the independent registered public accounting firm for the Company (and additional comfort letters from the independent registered public accounting firm for any company acquired by the Company whose financial statements are included or incorporated by reference in the Registration Statement) in customary form and covering such matters as are customarily covered by comfort letters or as such Underwriter and the CB Investors’ Representative may reasonably request, including (x) that the financial statements included or incorporated by reference in the Registration Statement or the prospectus, or any amendment or supplement thereof, comply as to form in all material respects with the applicable accounting requirements of the Securities Act and (y) as to certain other financial information for the period ending no more than five Business Days prior to the date of such letter;

(L) in connection with a Demand Offering, use its commercially reasonable efforts to obtain and deliver to each Underwriter and the CB Investors’ Representative a 10b-5 statement and legal opinion from the Company’s counsel in customary form and covering such matters as are customarily covered by 10b-5 statements and legal opinions as such Underwriter and the CB Investors’ Representative may reasonably request;

(M) otherwise use its commercially reasonable efforts to comply with all applicable rules and regulations of the SEC, and make generally available to its security holders, within the required time period, an earnings statement (which need not be audited) covering a period of 12 months beginning with the first fiscal quarter after the effective date of the Registration Statement relating to such Registrable Securities (as the term “effective date” is defined in Rule 158(c) under the Securities Act), which earnings statement will satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder or any successor provisions thereto; and

(N) use its commercially reasonable efforts to cause such Registrable Securities to be listed or quoted on the NASDAQ or, if Company Class A Shares are not then listed on the NASDAQ, then on any other securities exchange or national quotation system on which similar securities issued by the Company are then listed or quoted.

(b) In connection with a Demand Offering, (i) the Company and the participating CB Investors agree to enter into a written agreement with each Underwriter selected in the manner herein provided in such form and containing such provisions as are customary in the securities business for such an arrangement between such Underwriter and companies of the Company’s size and investment stature and, to the extent practicable, on terms consistent with underwriting agreements entered into by the Company (it being understood that, unless required otherwise by the Securities Act or any other applicable Law, the Company will not require any Investor to make any representation, warranty or agreement in such agreement other than with respect to such CB Investor, the ownership of such CB Investor’s securities being registered and such CB Investor’s intended method of disposition) and (ii) the CB Investors agree to complete and execute all such other documents customary in similar offerings, including any reasonable questionnaires, holdback agreements, letters or other documents customarily required under the terms of such underwriting arrangements (but specifically excluding custody agreements and powers of attorney). In the event a Demand Offering is not consummated because any condition to the obligations under any related written agreement with such Underwriter is not met or waived in connection with a Demand Offering, and such failure to be met or waived is not primarily attributable to the fault of the Investors, such Demand Offering will not be deemed exercised.

Section 2.05. Conditions to Offerings. (a) The obligations of the Company to take the actions contemplated by Section 2.01, Section 2.02, Section 2.03 and Section 2.04 with respect to an offering of Registrable Securities will be subject to the following conditions:

(A) the Company shall be subject to the requirements of Section 13, 14 or 15(d) of the Exchange Act;

(B) the Company may require the participating CB Investors to furnish to the Company such information regarding the participating CB Investors or the distribution of such Registrable Securities as the Company may from time to time reasonably request in writing, in each case only as required by the Securities Act or under state securities or blue sky laws; and

(C) in any Demand Offering, the participating CB Investors, together with the Company, will enter into an underwriting agreement in accordance with Section 2.04(b) above with the Underwriter or Underwriters selected for such underwriting, as well as such other documents customary in similar offerings.

(b) the CB Investors agree that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 2.04(a)(D) or Section 2.04(a)(E) hereof or a condition described in Section 2.06 hereof, the CB Investors will forthwith discontinue disposition of such Registrable Securities pursuant to the Registration Statement covering the sale of such Registrable Securities until the CB Investors’ receipt of the copies of the supplemented or amended prospectus contemplated by Section 2.04(a)(D) hereof or notice from the Company of the termination of the stop order or Deferral Period.

Section 2.06. Blackout Period. (a) The obligations of the Company to take the actions contemplated by Section 2.01, Section 2.02 and Section 2.04 hereof will be suspended (i) upon the receipt of comments from the SEC on any document incorporated by reference in the Registration Statement or (ii) if compliance with such obligations would (A) violate applicable Law or otherwise prevent the Company from complying with applicable Law, (B) require the Company to disclose a financing, acquisition, disposition or other transaction or corporate development (other than the contemplated offering), and the Board has determined, in the good faith exercise of its reasonable business judgment, that such disclosure is not in the best interests of the Company, (C) otherwise require premature disclosure of information the disclosure of which, the Board has determined, in the good faith exercise of its reasonable business judgment, is not in the best interests of the Company, or (D) otherwise represent an undue hardship for the Company; provided, however, that any and all such suspensions pursuant to this Section 2.06 will not exceed 90 consecutive days or a total of 120 days in the aggregate in any 12-month period (any period during which such obligations are suspended, a “Deferral Period”). The Company will promptly give the CB Investors’ Representative written notice of any such suspension containing the approximate length of the anticipated delay, and the Company will notify the CB Investors upon the termination of any Deferral Period. Upon receipt of any notice from the Company of any Deferral Period, each of the CB Investors shall forthwith discontinue disposition of the Registrable Securities pursuant to the Registration Statement relating thereto until the CB Investors’ Representative receives copies of the supplemented or amended prospectus contemplated hereby or until they are advised in writing by the Company that the use of the prospectus may be resumed and have received copies of any additional or supplemented filings that are incorporated by reference in the prospectus, and, if so directed by the Company, the CB Investors will, and will request the lead Underwriter or Underwriters, if any, to, deliver to the Company all copies, other than permanent file copies, then in the CB Investors’ or such Underwriter’s or Underwriters’ possession of the current prospectus covering such Registrable Securities.

(b) The parties hereto further agree and acknowledge that any suspension or non-use of the Registration Statement due to the updating of the Registration Statement to include any financial statement the Registration Statement is required to contain (the “Required Financial Statements”) shall not be deemed to be a suspension for purposes of Section 2.06(a), unless and until the seven business day period referenced in Section 2.06(c) shall have passed without the updating of financial statements required by Section 2.06(c).

(c) The Company shall use its commercially reasonable efforts to update the Registration Statement on each date on which it shall be necessary to do so to cause the Registration Statement to contain the Required Financial Statements; provided, however, that, with respect to any financial period ending after the Effective Date, the Company shall not be obligated to update the Required Financial Statements pursuant to Section 2.06(b) and shall not be deemed to be in default under this sentence until seven business days after (or such earlier date as may be reasonably practicable) the date upon which such updated financial statements are required to be filed with the SEC.

Section 2.07. Offering Expenses. Except as set forth in the next sentence, all Offering Expenses will be borne by the Company upon the request of the CB Investors’ Representative. The Company shall not be obligated to pay the Offering Expenses in respect of any Demand Offering if the Company shall have paid, upon the request of the CB Investors’ Representative, the Offering Expenses in connection with one Demand Offering during the 12-month period immediately prior to such offering, in which case such Offering Expenses shall instead be borne by the participating Investors pro rata based on securities sold (or, if other holders of Company securities participate in such offering, pro rata among the participating Investors and such other holders based on securities sold), and the Company shall be promptly reimbursed (by wire transfer) by the Investors for their portion of such out-of-pocket Offering Expenses incurred by the Company upon the submission of invoices for such expenses by the Company to the Investors; provided, however, that (a) if any such offering is reasonably likely to be completed outside of such 12-month period, the Company’s obligations hereunder to pay the associated Offering Expenses shall continue, but the Company shall not in any event become obligated to pay the Offering Expenses associated with such offering unless it is completed after the expiration of such 12-month period and (b) the Company shall not be so reimbursed for its out-of-pocket expenses incurred to prepare and file any Registration Statement pursuant to Section 2.01(a) or any amendment thereto necessary to maintain the effectiveness of such Registration Statement; provided, further, that, notwithstanding anything to the contrary set forth herein, the Company shall always bear the Company’s internal expenses (including all salaries and expenses of its officers and employees performing legal or accounting duties). Notwithstanding anything to the contrary in this Agreement, the CB Investors will bear and pay any underwriting discounts and commissions applicable to Registrable Securities offered for their accounts, transfer taxes and fees and expenses of the CB Investors’ counsel.

Section 2.08. Indemnification; Contribution. (a) In connection with any registration of Registrable Securities pursuant to this Article II, the Company agrees to indemnify and hold harmless, to the fullest extent permitted by applicable Law, each of the CB Investors and their respective Affiliates, the CB Investors’ Representative and each of its respective Affiliates, and each Person who controls a CB Investor or the CB Investors’ Representative within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and the directors, officers, employees, partners, affiliates, members, managers, shareholders, assignees and representatives of each of the foregoing (collectively, the “Indemnified Persons”) from and against any and all losses, claims, damages, liabilities, judgments, actions and expenses (including reasonable attorneys’ fees) (“Losses”) joint or several arising out of or based upon (i) any untrue or alleged untrue statement of material fact contained in any part of any Registration Statement, any preliminary or final prospectus or other disclosure document used in connection with the Registrable Securities, any Issuer FWP or any amendment or supplement to any of the foregoing, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in the light of the circumstances under which they were made) not misleading or (ii) any violation or alleged violation by the Company or any of its Subsidiaries of any federal, state, foreign or common law rule or regulation applicable to the Company or any of its Subsidiaries and relating to action or inaction in connection with any such registration, Registration Statement, other disclosure document or Issuer FWP; provided, however, that the Company will not be required to indemnify any Indemnified Person for any Losses resulting from any such untrue statement or omission if such untrue statement or omission was made in reliance on and in conformity with information with respect to any Indemnified Person furnished to the Company in writing by the CB Investors expressly for use therein.

(b) In connection with any Registration Statement, preliminary or final prospectus, or Issuer FWP, each Investor agrees to indemnify, severally and not jointly, the Company, its Directors, its officers who sign such Registration Statement and each Person, if any, who controls the Company (within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act) to the same extent as the foregoing indemnity from the Company to the Investors, but only with respect to information with respect to such CB Investor furnished to the Company in writing by such CB Investor expressly for use in such Registration Statement, preliminary or final prospectus, or Issuer FWP to the extent such information is included therein in reliance upon and in conformity with the information furnished to the Company by such CB Investor expressly for use therein; provided, however, that in no event shall any Investor’s liability pursuant to this Section 2.08 in respect of the offering to which such loss, claim, damages, liabilities, judgments, actions or expenses relate exceed an amount equal to the proceeds to such CB Investor (after deduction of all Underwriters’ discounts and commissions) from such offering less the amount of any damages which such Investor has otherwise been required to pay by reason of such information.

(c) In case any claim, action or proceeding (including any governmental investigation) is instituted involving any Person in respect of which indemnity may be sought pursuant to Section 2.08(a) or (b), such Person (hereinafter called the “indemnified party”) will (i)promptly notify the Person against whom such indemnity may be sought (hereinafter called the “indemnifying party”) in writing; provided, however, that the failure to give such notice shall not relieve the indemnifying party of its obligations pursuant to this Agreement except to the extent such indemnifying party has been prejudiced in any material respect by such failure; (ii) permit the indemnifying party to assume the defense of such claim, action or proceeding with counsel reasonably satisfactory to the indemnified party to represent the indemnified party; and (iii) pay the fees and disbursements of such counsel related to such claim, action or proceeding. In any such claim, action or proceeding, any indemnified party will have the right to retain its own counsel, but the fees and expenses of such counsel will be at the expense of such indemnified party (without prejudice to such indemnified party’s indemnity and other rights under the Charter, Bylaws and applicable Law, if any) unless (A) the indemnifying party and the indemnified party have mutually agreed to the retention of such counsel, (B) the named parties to any such claim, action or proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and the indemnified party has been advised in writing by counsel, with a copy provided to the Company, that representation of both parties by the same counsel would be inappropriate due to actual or potential conflicting interests between them, (C) the indemnifying party has failed to assume the defense of such claim and employ counsel reasonably satisfactory to the indemnified party, or (D) any such, claim, action or proceeding is a criminal or regulatory enforcement action. It is understood that the indemnifying party will not, in connection with any claim, action or proceeding or related claims, actions or proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm of attorneys for the indemnified parties (in addition to any local counsel at any time for all such indemnified parties) and that all such reasonable fees and expenses will be reimbursed reasonably promptly following a written request by an indemnified party stating under which clause of (A) through (C) above reimbursement is sought and delivery of documentation of such fees and expenses. In the case of the retention of any such separate firm for the indemnified parties, such firm will be designated in writing by the indemnified parties. The indemnifying party will not be liable for any settlement of any claim, action or proceeding effected without its written consent (which consent shall not be unreasonably withheld), but if such claim, action or proceeding is settled with such consent or if there has been a final non-appealable judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party will have requested an indemnifying party to reimburse the indemnified party for reasonable fees and expenses of counsel as contemplated by the third sentence of this Section 2.08(c), the indemnifying party agrees that it will be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party has not reimbursed the indemnified party in accordance with such request or reasonably objected in writing, on the basis of the standards set forth herein, to the propriety of such reimbursement prior to the date of such settlement. No indemnifying party will, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding (i) in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding or (ii) which involves the imposition of equitable remedies on the indemnified party or the imposition of any obligation on the indemnified party, other than as a result of the imposition of financial obligations for which the indemnified person will be indemnified hereunder.

(d) If the indemnification provided for in this Section 2.08 from the indemnifying party is unavailable to an indemnified party hereunder in respect of any losses, claims, damages, liabilities, judgments, actions or expenses referred to in this Section 2.08, then the indemnifying party, in lieu of indemnifying such indemnified party, will contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities, judgments, actions or expenses (i) in such proportion as is appropriate to reflect the relative fault of the indemnifying party and indemnified party in connection with the actions that resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations, or (ii) if the allocation provided by clause (i) is not permitted by applicable Law, in such proportion as is appropriate to reflect not only the relative fault referred to in clause (i) but also the relative benefit of the Company, on the one hand, and the CB Investors, on the other, in connection with the statements or omissions that resulted in such losses, claims, damages, liabilities, judgments, actions or expenses, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified party will be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been taken by, or relates to information supplied by, such indemnifying party or indemnified party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above will be deemed to include, subject to the limitations set forth in Section 2.08(c), any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding.

(e) The parties agree that it would not be just and equitable if contribution pursuant to Section 2.08(d) were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in Section 2.08(d). No Person guilty of “fraudulent misrepresentation” (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. Notwithstanding the provisions of Section 2.08(d) and this Section 2.08(e), each CB Investor’s liability pursuant to Section 2.08(d) in respect of the offering to which such loss, claim, damages, liabilities, judgments, actions or expenses relate shall not exceed an amount equal to the proceeds to such CB Investor (after deduction of all Underwriters’ discounts and commissions) from such offering less the amount of any damages which such CB Investor has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. Each CB Investor’s obligation to contribute pursuant to this Section 2.08 is several in proportion to the respective number of Registrable Securities held by such Investor hereunder and not joint.

(f) For purposes of this Section 2.08, each Indemnified Person shall have the same rights to contribution as such CB Investor, and each officer, Director and Person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act shall have the same rights to contribution as the Company, subject in each case to the limitations set forth in the immediately preceding paragraph. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this Section 2.08, notify such party or parties from whom contribution may be sought, but the omission to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any obligation it or they may have under this Section 2.08 or otherwise except to the extent that it has been prejudiced in any material respect by such failure. No party shall be liable for contribution with respect to any action or claim settled without its written consent; provided, however, that such written consent was not unreasonably withheld.

(g) If indemnification is available under this Section 2.08, the indemnifying party will indemnify each indemnified party to the full extent provided in Sections 2.08(a) and (b) without regard to the relative fault of said indemnifying party or indemnified party or any other equitable consideration provided for in Section 2.08(d).

Section 2.09. Lock-up. If and to the extent reasonably requested by the lead Underwriter of an Underwritten Offering of Equity Securities of the Company, the Company and each CB Investor agrees to enter into an agreement, at the time of execution of the applicable underwriting agreement, not to effect, and to cause their respective Affiliates not to effect, except as part of such registration and subject to such other carve-outs sufficient to permit charitable gifting, any offer, sale, pledge, transfer or other distribution or disposition or any agreement with respect to the foregoing of the issue being registered or offered, as applicable, or of a similar security of the Company, or any securities into which such Equity Securities are convertible, or any securities convertible into, or exchangeable or exercisable for, such Equity Securities, including a sale pursuant to Rule 144, during such period agreed to with the Underwriters but in no event a period of up to seven days prior to, and during a period of up to 45 days after, the effective date of such registration (the “Lock-up”); provided, however, that no Investor shall be obligated to enter into a Lock-up more than one time in any 12-month period. The lead Underwriter shall give the Company and each CB Investor prior notice of any such request.

Section 2.10. Termination of Registration Rights. This Article II (other than Sections 2.08, 2.10 and 2.11) will terminate on the date on which all Voting Securities of the Company subject to this Article II cease to be Registrable Securities; provided, however, that if a Lock-up is in effect at the time of such termination then such Lock-up shall expire in accordance with its terms.

Section 2.11. Rule 144. For so long as the Company is subject to the requirements of Section 13, 14 or 15(d) of the Exchange Act, the Company agrees that it will file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder and it will take such further action as the CB Investors’ Representative (on behalf of the applicable CB Investors) reasonably may request, all to the extent required from time to time to enable the Investors to sell Registrable Securities within the limitation of exemptions provided by (a) Rule 144, as such Rule may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the SEC. Upon the request of the CB Investors’ Representative (on behalf of the applicable CB Investors), the Company will deliver to the CB Investors a written statement as to whether it has complied with such requirements.

ARTICLE III

Miscellaneous

Section 3.01. Adjustments. References to numbers or prices of shares and to sums of money contained herein will be adjusted to account for any reclassification, exchange, substitution, combination, division, stock split or reverse stock split of the shares.

Section 3.02. Notices. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery by hand, by E-mail, by registered or certified mail (postage prepaid, return receipt requested) or by recognized international courier service (with tracking and signature verification services) to the respective parties at the following addresses (or at such other address for a party as shall be specified by like notice):

If to any of the CB Investors or the CB Investors’ Representative, to:

Centerbridge Partners, L.P.

375 Park Avenue, 11th Floor

New York, NY 10152

Attn: William D. Rahm

Email: wrahm@centerbridge.com

with a copy (which shall not constitute notice to the CB Investors’ Representative) to:

Ropes & Gray LLP

1211 Avenue of the Americas

New York, NY 10036-8704

Attn: Paul White

Email: paul.white@ropesgray.com

If to the Company, to:

Digital Landscape Group, Inc.

3 Bala Plaza East, Suite 502

Bala Cynwyd, PA 19004

Attn: Scott Bruce

Email: sbruce@dlgix.com

with a copy to (which shall not constitute notice to the Company):

Digital Landscape Group, Inc.

3 Bala Plaza East, Suite 502

Bala Cynwyd, PA 19004

Attn: Jay Birnbaum

Email: jbirnbaum@dlgix.com

Cravath, Swaine & Moore LLP

825 Eighth Avenue

New York, New York 10019

Attn: Thomas E. Dunn, Esq.

Email: tdunn@cravath.com

Section 3.03. Expenses. Except as otherwise set forth herein, each party to this Agreement shall pay its own expenses incurred in connection with this Agreement.

Section 3.04. Amendments; Waivers; Consents. (a) No provision of this Agreement may be amended or waived unless such amendment or waiver is in writing and signed, in the case of an amendment, by the CB Investors’ Representative and the Company; provided, however, that any amendment that materially adversely affects the rights of an individual Investor hereunder, shall also require the signature of such affected CB Investor or, in the case of a waiver, by the party against whom the waiver is to be effective.

(b) The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise will not constitute a waiver of such rights nor will any single or partial exercise by any party to this Agreement of any of its rights under this Agreement preclude any other or further exercise of such rights or any other rights under this Agreement. The rights and remedies herein provided will be cumulative and not exclusive of any rights or remedies provided by Law or otherwise.

Section 3.05. Interpretation. The headings contained in this Agreement and in the table of contents to this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. All Schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The word “will” shall be construed to have the same meaning as the word “shall”. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if”. The word “or” shall not be exclusive. The phrase “date hereof” or “date of this Agreement” shall be deemed to refer to July 10, 2020. Unless the context requires otherwise (i) any definition of or reference to any contract, instrument or other document or any Law herein shall be construed as referring to such contract, instrument or other document or Law as from time to time amended, supplemented or otherwise modified, (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (iii) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof and (iv) all references herein to Articles, Sections and Schedules shall be construed to refer to Articles and Sections of, and Schedules to, this Agreement. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting or causing any instrument to be drafted.

Section 3.06. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any Law, or public policy, all other conditions and provisions of this Agreement will nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties will negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the purpose of this Agreement is fulfilled to the fullest extent possible.

Section 3.07. Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic image scan transmission shall be effective as delivery of a manually executed counterpart of this Agreement.

Section 3.08. Entire Agreement; No Third-Party Beneficiaries. This Agreement constitutes the entire agreement, and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and is not intended to and does not confer upon any Person other than the parties any rights or remedies, including specifically the terms and conditions set forth in the Letter Agreement.

Section 3.09. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed entirely within such State, without regard to the conflict of laws principles of such State.

Section 3.10. Assignment; Binding Effect.

(a) Neither this Agreement nor any of the rights, interests or obligations under this Agreement will be assigned, in whole or in part, by any of the parties without the prior written consent of the other parties.

(b) Any such Transfer and assignment referred to in Section 3.10(a) shall only be effective if (i) the Company is furnished with written notice of such Transfer and assignment within five (5) days thereof, including the name and address of such transferee or assignee and the amount of Registrable Securities with respect to which such registration rights are assigned and (ii) such transferee becomes a party hereto by executing and delivering to the Company (A) a joinder agreement substantially in the form of Exhibit A attached hereto agreeing to be bound by and subject to the terms of this Agreement, including without limitation Section 2.09 contained herein, and (B) a counterpart signature page of this Agreement.

(c) All covenants and agreements contained in this Agreement shall bind and inure to the benefit of the respective successors and valid assigns of the parties hereto. Nothing in this Agreement, expressed or implied, is intended to confer upon any Person other than the parties hereto and their respective successors and valid assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement (including in Section 2.08 and Section 2.09, it being understood and agreed that the Persons referred to therein who or which are not parties hereto shall be entitled to the benefits of, and to enforce the provisions of, such Section).

Section 3.11. Enforcement. (a) The parties acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with its specific terms or were otherwise breached, and that monetary damages, even if available, would not be an adequate remedy therefor. It is accordingly agreed that the parties shall, to the fullest extent permitted by applicable Law, be entitled to an injunction or injunctions, or any other appropriate form of equitable relief, to prevent breaches of this Agreement and to enforce specifically the performance of the terms and provisions of this Agreement in any court referred to in Section 2.11(b), without proof of damages or otherwise (and each party hereby waives, to the fullest extent permitted by applicable Law, any requirement for the securing or posting of any bond in connection with such remedy), this being in addition to any other remedy to which they are entitled at law or in equity. The parties further agree, to the fullest extent permitted by applicable Law, not to assert that a remedy of specific enforcement is unenforceable, invalid, contrary to Law or inequitable for any reason, nor to assert that a remedy of monetary damages would provide an adequate remedy. Each of the parties acknowledges and agrees that the right of specific enforcement is an integral part of the transactions contemplated by this Agreement and without such right, none of the parties would have entered into this Agreement.

(c) In addition, to the fullest extent permitted by applicable Law, each of the parties hereto hereby irrevocably submits to the exclusive jurisdiction of the courts in Delaware for the purpose of any proceeding arising out of or relating to this Agreement or the actions of the Investors or the Company in the negotiation, administration, performance and enforcement thereof, and each of the parties hereby irrevocably agrees that all claims with respect to such proceeding shall be heard and determined exclusively in such court. To the fullest extent permitted by applicable Law, each of the parties hereto (i) consents to submit itself to the personal jurisdiction of the courts in Delaware in the event any proceeding arises out of or relates to this Agreement or the actions of the Investors or the Company in the negotiation, administration, performance and enforcement thereof, (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from such court, (iii) irrevocably consents to the service of process in any proceeding arising out of or relating to this Agreement or the actions of the Investors or the Company in the negotiation, administration, performance and enforcement thereof on behalf of itself or its property, by U.S. registered mail or recognized international courier service to such party’s respective address set forth in Section 3.02 (provided that nothing in this Section 3.11 shall affect the right of any party to serve legal process in any other manner permitted by applicable Law) and (iv) agrees that it will not bring any proceeding arising out of or relating to this Agreement or the actions of the Investors or the Company in the negotiation, administration, performance and enforcement thereof in any court other than the courts in Delaware. Notwithstanding the foregoing, the parties hereto agree that a final trial court judgment in any such proceeding shall, to the fullest extent permitted by applicable Law, be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Law; provided, however, that nothing in the foregoing shall restrict any party’s rights to seek any post-judgment relief regarding, or any appeal from, such final trial court judgment.

(d) Each party hereto hereby waives, to the fullest extent permitted by applicable Law, any right it may have to a trial by jury in respect of any claim, suit, action, investigation or proceeding arising out of or relating to this Agreement or the actions of the Investors or the Company in the negotiation, administration, performance and enforcement thereof. Each party hereto (a) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such party would not, in the event of any claim, suit, action, investigation or proceeding, seek to enforce the foregoing waiver and (b) acknowledges that it and the other parties hereto have been induced to enter into this Agreement by, among other things, the mutual waiver and certifications in this Section 3.11(c).

Section 3.12. Effectiveness; Termination; Survival. This Agreement shall be effective upon the Effective Date. Notwithstanding anything to the contrary contained in this Agreement, this Agreement will automatically terminate, (i) with respect to any CB Investor, the first date on which no Registrable Securities held by such CB Investor remain outstanding, and this Agreement shall thereafter, to the fullest extent permitted by applicable Law, be null and void with respect to such CB Investor, except that this Article III shall survive any such termination indefinitely, and (ii) with respect to all parties hereto, upon the consummation of a Strategic Transaction. .

Notwithstanding anything to the contrary in this Agreement, Section 3.13 shall survive with respect to each CB Investor for three years following the date of termination of this Agreement. Nothing in this Section 3.12 will be deemed to release any party from any liability for any willful and material breach of this Agreement or to impair the right of either party to compel specific performance by the other party of its obligations under this Agreement.

Section 3.13. Confidentiality; Non-Disparagement. (a) The CB Investors and their Representatives shall (x) hold confidential and not disclose, without the prior written approval of the Board, all confidential or proprietary written, recorded or oral information or data (including research, developmental, technical, marketing, sales, financial, operating, performance, cost, business and process information or data, knowhow and computer programming and other software techniques) provided by or on behalf of the Company or any of its Subsidiaries to the CB Investors or their Representatives, whether such confidentiality or proprietary status is indicated orally or in writing or CB Investors and their Representatives should reasonably have understood that the information should be treated as confidential, whether or not the specific words “confidential” or “proprietary” are used (“Company Confidential Information”), and (y) use such Company Confidential Information only for the purpose of performing such Investor’s obligations hereunder, managing and monitoring the CB Investors’ investment in the Company and its Subsidiaries and carrying on the business of the Company and its Subsidiaries; provided that the CB Investors and their Representatives may disclose or use such Company Confidential Information in their capacity as Directors, officers or employees of the Company on behalf of the Company.

(b) The CB Investors and their Representatives shall (x) hold confidential and not disclose, without the prior written approval of a disclosing CB Investor, any actions taken (or not taken) under or in connection with this Agreement by such CB Investor, whether such confidentiality or proprietary status is indicated orally or in writing or CB Investor and their Representatives should reasonably have understood that the information should be treated as confidential, whether or not the specific words “confidential” or “proprietary” are used (“CB Investor Confidential Information”, together with the Company Confidential Information, the “Confidential Information”) without the prior written approval of the Investor disclosing such CB Investor Confidential Information, and (y) use such Investor Confidential Information only for the purpose of performing such Investor’s obligations.

(c) Notwithstanding the foregoing, the confidentiality obligations of Section 3.13(a) will not apply to Company Confidential Information or CB Investor Confidential Information obtained other than in violation of this Agreement:

(A) which any CB Investor or any of its Representatives is required to disclose by judicial or administrative process, or by other requirements of applicable Law or regulation or any governmental authority (including any applicable rule, regulation or order of a self-governing authority, such as the London Stock Exchange or NASDAQ); provided that, where and to the extent legally permitted and reasonably practicable, such CB Investor shall (A) give the Company reasonable notice of any such requirement and, to the extent protective measures consistent with such requirement are available, the opportunity to seek appropriate protective measures and (B) cooperate with Company in attempting to obtain such protective measures;

(B) which becomes available to the public other than as a result of a breach of Section 3.13(a); or

(C) which has been provided to any CB Investor or any of its Representatives by a Third Party who obtained such information other than from the CB Investors or any of their Affiliates or other than as a result of a breach of Section 3.13(a).

(d) None of the CB Investors nor any Principal shall at any time publicly denigrate or disparage any other holder of contractual registration rights as of the Effective Date (or any of their principals), the Company, OpCo or, with respect to their relationship with the Company or OpCo, any of the Company’s or OpCo’s officers or directors in their capacity as officers or directors of the Company or OpCo. The Company, OpCo and the Company’s and OpCo’s officers and directors shall not, at any time publicly denigrate or disparage the Principal or CB Investors. This Section 3.13(d) shall not prohibit (i) the Company, OpCo or the Company’s or OpCo’s officers or directors, individually or as a group, from testifying truthfully under oath pursuant to a lawful court order or subpoena or in connection with any litigation or arbitration between the CB Investors, the Company or any of the Company’s or OpCo’s officers or directors or (ii) the Principal or the CB Investors from making the permitted disclosures set forth in Section 3.13(e). Furthermore, if any of the CB Investors (or the Principal), the Company or OpCo (or any officer or director of the Company or OpCo) makes any statement in breach of this Section 3.13(d), then a truthful response to such statement by the other party shall not be considered a breach of such party’s obligations pursuant to this Section 3.13(d).

(e) Nothing in this Agreement or elsewhere shall prohibit the CB Investors, the Principal in his capacity as an officer, director or other representative of any CB Investor, the Company or OpCo or any of the Company’s or OpCo’s officers or directors in their capacity as officers or directors of the Company or OpCo from: (a) contacting, filing a claim with, or cooperating in an investigation by the Securities Exchange Commission, Department of Justice or other federal, state or local agency; (b) exercising any legally protected whistleblower rights (including pursuant to Rule 21F under the Exchange Act); (c) utilizing and disclosing information, including the Confidential Information, in connection with discharging such person’s duties to the Company and OpCo; (d) disclosing Confidential Information to the extent such Person (i) is compelled to disclose such Confidential Information or else stand liable for contempt or suffer other censure or penalty or is required to disclose by judicial or administrative process, or by other requirements of applicable law or regulation or any governmental authority (including any applicable rule, regulation or order of a self-governing authority, such as the national securities exchange, national quotation system or primary stock or quotation system on which securities issued by the Company or any of its Subsidiaries are then listed or quoted), provided that, where and to the extent legally permitted and reasonably practicable, (A) the CB Investors, the Company and OpCo shall be given reasonable notice of any such requirement and, to the extent protective measures consistent with such requirement are available, the opportunity to seek appropriate protective measures and (B) the other Persons shall cooperate with the CB Investors, the Company, OpCo or any of the Company’s or OpCo’s officers or directors in their capacity as officers or directors of the Company or OpCo in attempting to obtain such protective measures or (ii) discloses such information in connection with any litigation or arbitration between the CB Investors, the Company, OpCo and/or or any of the Company’s or OpCo’s officers or directors in their capacity as officers or directors of the Company or OpCo; (e) disclosing documents and information in confidence to an attorney or other professional for the purposes of securing professional advice; (f) retaining, and using appropriately, documents and information relating to such Person’s personal rights and obligations; or (g) disclosing such Person’s notice obligations, and post-employment restrictions, in confidence in connection with any potential new employment or business opportunity. Nothing in Section 8.13(e) shall prohibit the Principal or other Representative of a CB Investor who serves as a Director from discharging his or her fiduciary duties as Director.

Section 3.14. Representations and Warranties. (a) The Company hereby makes the representations and warranties set forth in Annex A to the CB Investors, each of which is true and correct as of the date hereof.

(b) Each CB Investor, severally and not jointly, hereby makes the representations and warranties set forth in Annex B to the Company and each other CB Investor solely as to itself, each of which is true and correct as of the date hereof.

Section 3.15. CB Investors’ Representatives. (a) Each CB Investor hereby irrevocably appoints Centerbridge Partners, L.P., as its agent and true and lawful attorney-in-fact, with full power and authority, including substitution and re-substitution, and for, in the name, place and stead of such Investor, to the same extent and with the same effect as such Investor can, would or could do under applicable Law for all purposes of this Agreement, including to receive and give all notices and to take actions and exercise any rights permitted or required to be taken by the CB Investors’ Representative under this Agreement.

(b) The Company and the other Investor shall, to the fullest extent permitted by applicable Law, be entitled to rely on the appointment and authority of the CB Investors’ Representative until receipt of written notice of the appointment of a successor CB Investors’ Representative made in accordance with this Section 3.15(b). In so doing, the Company and the other CB Investors shall, to the fullest extent permitted by applicable Law, be entitled to rely on any and all actions taken by, elections and exercises of rights made by and decisions of the CB Investors’ Representative under this Agreement notwithstanding any dispute or disagreement among any of the CB Investors or the CB Investors’ Representative with respect to any such action or decision without any liability to, or obligation to inquire of, any CB Investor, the CB Investors’ Representative or any other Person. To the fullest extent permitted by applicable Law, any decision, designation, selection, objection, election, comment, request, act, consent, instruction or similar action of the CB Investors’ Representative shall constitute an action or decision of the Investors on whose behalf such CB Investors’ Representative was appointed and shall be final and binding upon each of the CB Investors on whose behalf such CB Investors’ Representative was appointed. At any time after the Effective Date, the CB Investors may remove the prior CB Investors’ Representative and designate a successor CB Investors’ Representative by a written instrument that is signed in writing by holders of at least a majority-in-interest of the CB Investors (determined in proportion to such CB Investor’s respective Voting Securities ownership divided by the total number of Voting Securities owned by all CB Investors) and delivered to the Company; provided that any successor CB Investors’ Representative must be a controlled Affiliate of the CB Investors. Under such circumstances, the Company shall, to the fullest extent permitted by applicable Law, be entitled to rely on any and all actions subsequently taken and decisions subsequently made by such replacement CB Investors’ Representative (and shall cease to rely on any and all actions subsequently taken and decisions subsequently made by the replaced CB Investors’ Representative). If the CB Investors’ Representative shall at any time resign, be removed or otherwise cease to function in its capacity as such for any reason whatsoever, and a majority-in-interest of the CB Investors fails to provide notice to the Company that a successor has been appointed by the CB Investors within 10 Business Days, then, under such circumstances, the Company shall be entitled to rely on any and all actions taken and decisions made by the Person that served as the CB Investors’ Representative prior to such resignation, removal or incapacity or any Person that is designated prior to such resignation, removal or incapacity by the outgoing or incapacitated CB Investors’ Representative, if any, until receipt of written notice by a majority-in- interest of the CB Investors of the appointment of a successor CB Investors’ Representative is made in accordance with this Section 3.15(b).

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have executed this Registration Rights Agreement as of the day and year first above written.

DIGITAL LANDSCAPE GROUP, INC., as the Company

by	/s/ Scott G. Bruce
Name: Scott G. Bruce
Title: President

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CENTERBRIDGE PARTNERS REAL
ESTATE FUND, L.P., as a CB Investor,

BY: CENTERBRIDGE PARTNERS REAL ESTATE ASSOCIATES, L.P., ITS GENERAL PARTNER

BY: CSCP III CAYMAN GP LTD., ITS GENERAL PARTNER

by	/s/ William D. Rahm
Name: William D. Rahm
Title: Authorized Signatory

CENTERBRIDGE PARTNERS REAL ESTATE FUND SBS, L.P., as a CB Investor,

BY: CCP SBS GP, LLC, ITS GENERAL PARTNER

by	/s/ William D. Rahm
Name: William D. Rahm
Title: Authorized Signatory

2

CENTERBRIDGE SPECIAL CREDIT
PARTNERS III, L.P., as a CB Investor,

BY: CENTERBRIDGE SPECIAL CREDIT PARTNERS GENERAL PARTNER, L.P., ITS GENERAL PARTNER

BY: CSCP III CAYMAN GP LTD., ITS GENERAL PARTNER

by	/s/ Vivek Melwani
Name: Vivek Melwani
Title: Authorized Signatory

CENTERBRIDGE PARTNERS, L.P., as a CB Investors’ Representative,

BY: CENTERBRIDGE PARTNERS HOLDINGS, LLC, ITS GENERAL PARTNER

by	/s/ Vivek Melwani
Name: Vivek Melwani
Title: Authorized Signatory

3

EXHIBIT A

JOINDER AGREEMENT

This Joinder Agreement (this “Joinder Agreement”) is made as of the date written below by the undersigned (the “Joining Party”) in accordance with the Registration Rights Agreement dated as of July 10, 2020 (as the same may be amended from time to time, the “Registration Rights Agreement”) among [DIGITAL LANDSCAPE GROUP, INC.], a company organized under the laws of [the British Virgin Islands], and the other parties thereto, as the same may be amended from time to time. Capitalized terms used, but not defined, herein shall have the meaning ascribed to such terms in the Registration Rights Agreement.

The Joining Party hereby acknowledges, agrees and confirms that, by its execution of this Joinder Agreement, the Joining Party shall be deemed to be a party to and a “CB Investor” under the Registration Rights Agreement as of the date hereof and, without limiting the generality of the foregoing, shall be subject to the Registration Rights Agreement and shall have all of the rights and obligations of a CB Investor thereunder as if it had executed the Registration Rights Agreement. The Joining Party hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the Registration Rights Agreement, including the representations by the CB Investors.

IN WITNESS WHEREOF, the undersigned has executed this Joinder Agreement as of the date written below.

Date:                     ,

[NAME OF JOINING PARTY]

By:
Name:
Title:

AGREED ON THIS [ ] day of [ ],
20[_]:

[DIGITAL LANDSCAPE GROUP, INC.]

By:
Name:
Title:

ANNEX A

1.	Organization, Standing and Power. The Company is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized.

2.

Authority; Execution and Delivery; Enforceability. The Company has all requisite company power and authority to execute and deliver this Agreement and to comply with the terms hereof. The execution and delivery by the Company of this Agreement and the compliance by the Company with this Agreement have been, or prior to the Effective Date will have been, duly authorized by all necessary company action on the part of the Company. The Company has duly executed and delivered this Agreement, which, assuming due authorization, execution and delivery by the other parties hereto, constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms (except insofar as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other Laws of general applicability relating to or affecting creditors’ rights, or by principles governing the availability of equitable remedies, whether considered in a proceeding at law or in equity).

3.

No Conflicts; Consents. (a) The execution and delivery by the Company of this Agreement do not, and compliance with the terms hereof will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancelation or acceleration of any obligation or to loss of a material benefit under, or result in the creation of any pledges, liens, charges, mortgages, encumbrances and security interests of any kind or nature whatsoever (collectively, “Liens”) upon any of the properties or assets of the Company or any of its subsidiaries (the “Company Subsidiaries”) under, any provision of (i) the Charter, the Bylaws or the comparable organizational documents of any Company Subsidiary, (ii) any contract, lease, license, indenture, note, bond, agreement, concession, franchise or other binding instrument (a “Contract”) to which the Company or any Company Subsidiary is a party or by which any of their respective properties or assets is bound or (iii) subject to the filings and other matters referred to in paragraph 4 below, any Law applicable to the Company or any Company Subsidiary or their respective properties or assets, other than, in the case of clauses (ii) and (iii) above, any such items that would not reasonably be expected to, individually or in the aggregate, have a material adverse effect on the ability of the Company to comply with the terms of this Agreement.

4.

No consent, approval, license, permit, order or authorization (“Consent”) of, or registration, declaration or filing with, or permit from, any Governmental Entity, is required to be obtained or made by or with respect to the Company or any Company Subsidiary in connection with the execution, delivery and performance of this Agreement or the compliance with the terms hereof, other than (i) filings with the SEC of such reports under the Exchange Act as may be required in connection with this Agreement, (ii) such filings as may be required under the stock exchange rules and regulations and (iii) such other items that the failure of which to obtain or make would not reasonably be expected to, individually or in the aggregate, have a material adverse effect on the ability of the Company to comply with the terms of this Agreement.

ANNEX B

1.	Organization, Standing and Power. Such CB Investor is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized.

2.

Authority; Execution and Delivery; Enforceability. Such CB Investor has all requisite company power and authority to execute and deliver this Agreement and to comply with the terms thereof. The execution and delivery by such CB Investor of this Agreement and its compliance with the terms hereof have been duly authorized by all necessary company action on the part of such CB Investor. All required approvals, if any, from the limited partners or other equityholders of such CB Investor to enter into this Agreement and comply with its terms have been granted. Such CB Investor has duly executed and delivered this Agreement, which, assuming due authorization, execution and delivery by the Company, constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms (except insofar as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other Laws of general applicability relating to or affecting creditors’ rights, or by principles governing the availability of equitable remedies, whether considered in a proceeding at law or in equity).

3.

No Conflicts; Consents. The execution and delivery by such CB Investor of this Agreement do not, and compliance with the terms hereof will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancelation or acceleration of any obligation or to loss of a material benefit under, or result in the creation of any Lien upon any of the properties or assets of such CB Investor or any of its subsidiaries under, any provision of (i) the organizational documents of such CB Investor or any of such CB Investor’s subsidiaries, (ii) any Contract to which such Investor or any of its subsidiaries is a party or by which any of their respective properties or assets is bound or (iii) subject to the filings and other matters referred to in paragraph 3 below, any Law applicable to such CB Investor or any of its subsidiaries or their respective properties or assets, other than, in the case of clauses (ii) and (iii) above, any such items that would not reasonably be expected to, individually or in the aggregate, have a material adverse effect on the ability of such Investor to comply with terms of this Agreement.

4.

No Consent of, or registration, declaration or filing with, or permit from, any Governmental Entity is required to be obtained or made by or with respect to such Investor or any of its subsidiaries in connection with the execution, delivery and performance of this Agreement or the compliance with the terms hereof, other than (i) filings with the SEC of such reports under the Exchange Act as may be required in connection with this Agreement, (ii) such filings as may be required under the stock exchange rules and regulations and (iii) such other items that the failure of which to obtain or make would not reasonably be expected to, individually or in the aggregate, have a material adverse effect on the ability of such Investor to comply with terms of this Agreement.

5.	CB Investors’ Representative. Each of the CB Investors hereby represents and warrants that the CB Investors’ Representative is a controlled affiliate of such CB Investor.

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